Exhibit 99.1
BYCAST INC.
2010 EQUITY INCENTIVE PLAN
ARTICLE ONE
GENERAL PROVISIONS
I. PURPOSE OF THE PLAN
     This 2010 Equity Incentive Plan is intended to promote the interests of Bycast Inc. by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.
     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
II. STRUCTURE OF THE PLAN
          A. The Plan shall be divided into five separate equity programs:
                    (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase Common Shares,
                    (ii) the Stock Appreciation Rights Program under which eligible persons may, at the discretion of the Plan Administrator, be granted stock appreciation rights that will allow individuals to receive the appreciation in Fair Market Value of the Common Shares subject to the award between the exercise date and the date of grant,
                    (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued Common Shares directly, either through the issuance or immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or pursuant to restricted stock units on such terms as the Plan Administrator deems appropriate,
                    (iv) the Performance Share and Performance Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be granted performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest.
          B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN
          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, the Stock Appreciation Rights Program, Stock Issuance Programs and the Performance Share and Performance Unit Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to all other eligible persons may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.
          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.
          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance or Performance share and Performance Unit Program under its jurisdiction or any award granted thereunder.
          D. Service by Board members on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and Board members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.
          E. The foregoing provisions of this Section III are subject to Board approval of all grants to the extent required by applicable law.
IV. ELIGIBILITY
          A. The persons eligible to participate in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs are as follows:
                    (i) Employees, and
                    (ii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary), except that, in the case of the Discretionary Option Grant Program, only Eligible Consultants shall be eligible to participate pursuant to this Section IV.A(ii).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine (i) with respect to the Discretionary Option Grant and Stock Appreciation Rights Programs, which eligible persons are to receive awards under the Discretionary Option Grant and Stock Appreciation Rights Programs, the time or times when such awards are to be made, the number of shares to be covered by each such grant, the status of an option as either an Incentive Option or a Non-Statutory Option, the time or times when each award is to become exercisable, the vesting schedule (if any) applicable to the award, the maximum term for which the award is to remain outstanding, and whether to modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards longer than is otherwise provided for in the Plan, and (ii) with respect to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs, which eligible persons are to receive awards, the time or times when such awards are to be made, the number of shares subject to awards to be issued to each Participant, the vesting schedule (if any) applicable to the awards, the consideration, if any, to be paid for shares subject to such awards and the form (cash, Common Shares, or a combination thereof) in which the award is to be settled.
V. STOCK SUBJECT TO THE PLAN
          A. The shares issuable under the Plan shall be shares of authorized but unissued Common Shares. The maximum number of Common Shares which may be issued over the term of the Plan shall not exceed 349,000 shares. Shares issued under the Corporation’s 2002 Incentive Stock Option Plan shall not reduce or otherwise affect the number of Common Shares available for issuance under this Plan.
          B. Common Shares subject to outstanding awards shall be available for subsequent issuance under the Plan to the extent the awards expire or terminate for any reason prior to any shares being issued in settlement or upon exercise thereof. In addition, any unvested shares issued under the Plan and subsequently repurchased or reacquired by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of Common Shares reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent awards under the Plan. Should the exercise price of an award under the Plan be paid with Common Shares or should Common Shares otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an award or the vesting or disposition of exercised shares or stock issuances under the Plan, then the number of Common Shares available for issuance under the Plan shall be reduced by the gross number of shares for which the award is exercised or the gross number of exercised shares or stock issuances which vest, and not by the net number of Common Shares issued to the holder of such award or exercised shares or stock issuances.
          C. Should any change be made to the Common Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Shares as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.
ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM
I. OPTION TERMS
     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
          A. Exercise Price.
               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per Common Share on the option grant date.
               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified by the Plan Administrator, including without limitation, by one of the following forms of consideration:
                    (i) cash or check made payable to the Corporation, or
                    (ii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.
     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the option grant date (the “Option Term”).
          C. Effect of Termination of Service.
               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                    (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the Option Term.
                    (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.
                    (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option Term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for shares.
                    (iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.
               2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the Option Term.
          D. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.
          E. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, with the consent of the Plan Administrator and subject to compliance with any applicable securities laws, Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to a Permitted Assign. The person or persons who acquire a proprietary interest in the option pursuant to the assignment may only exercise the assigned portion. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
II. INCENTIVE OPTIONS
     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
          A. Eligibility. Incentive Options may only be granted to Employees.
          B. Dollar Limitation. The aggregate Fair Market Value of the Common Shares (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
          C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the option grant date, and the Option Term shall not exceed five (5) years measured from the option grant date.
III. CORPORATE TRANSACTION/CHANGE IN CONTROL
          A. Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Common Shares at the time subject to such option and may be exercised for any or all of those shares as fully-vested Common Shares. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested options at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those options or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.
          B. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).
          C. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain substantially the same and (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan.
          D. The Plan Administrator shall have the full power and authority to accelerate the vesting of options granted under the Discretionary Option Grant Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.
          E. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
ARTICLE THREE
STOCK APPRECIATION RIGHTS PROGRAM
I. STOCK APPRECIATION RIGHT TERMS
     Each share appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.
          A. Exercise Price.
               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per Common Share on the option grant date.
          B. Payment of SAR Amount. Upon exercise of a stock appreciation right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
               1. The difference between the Fair Market Value of a Common Share on the date of exercise over the exercise price; times
               2. The number of Common Shares with respect to which the stock appreciation right is exercised.
     At the discretion of the Plan Administrator, the payment upon the exercise of a stock appreciation right may be in cash, in Common Shares of equivalent value, or in some combination thereof.
          C. Exercise and Term of Stock Appreciation Rights. Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of seven (7) years measured from the stock appreciation right grant date.
          D. Effect of Termination of Service. A stock appreciation right granted under the Plan will expire upon the date determined by the Plan Administrator, in its sole discretion, and set forth in the agreement evidencing the award. Notwithstanding the foregoing, the rules of Article Two Section I.C. also will apply to stock appreciation rights.
          E. Shareholder Rights. The holder of a stock appreciation right shall have no shareholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right and become a holder of record of shares, if any, issued thereunder.
II. CORPORATE TRANSACTION/CHANGE IN CONTROL
          A. Each stock appreciation right, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the shares subject thereto, shall automatically accelerate so that each such stock appreciation right shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Common Shares at the time subject to such stock appreciation right and may be exercised for any or all of those shares as fully-vested Common Shares. However, an outstanding stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such stock appreciation right is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable award, (ii) such stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares subject to the award at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or (iii) the acceleration of such stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of stock appreciation right comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.
          B. Immediately following the consummation of the Corporate Transaction, all outstanding stock appreciation rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).
          C. Each stock appreciation right which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the stock appreciation right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding stock appreciation right, provided the aggregate exercise price for such award shall remain substantially the same and (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan.

          D. The Plan Administrator shall have the full power and authority to accelerate the vesting of stock appreciation rights granted under the Stock Appreciation Rights Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions.
          E. The outstanding stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
ARTICLE FOUR
STOCK ISSUANCE PROGRAM
I. STOCK ISSUANCE TERMS
     Common Shares may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Common Shares may also be issued under the Stock Issuance Program pursuant to grants of restricted stock and restricted stock units which entitle the recipients to retain or receive, as applicable, the shares underlying the award upon the attainment of designated performance goals or the satisfaction of specified Service requirements. The Plan Administrator, in its sole discretion, shall determine the number of Common Shares and/or restricted stock units to be granted to each Participant.
          A. Purchase Price.
               1. The purchase price per Common Share, if any, shall be fixed by the Plan Administrator.
               2. Common Shares may be issued under the Stock Issuance Program for any item of consideration which the Plan Administrator may deem appropriate in each individual instance, including, without limitation, the following:
                    (i) cash or check made payable to the Corporation, or
                    (ii) past services rendered to the Corporation (or any Parent or Subsidiary).
          B. Vesting/Issuance Provisions.
               1. The Plan Administrator may issue Common Shares under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Common Shares may also be issued under the Stock Issuance Program pursuant to restricted stock units which entitle the recipients to receive the shares underlying the restricted stock units and which vest in one or more installments over the Participant’s period of

Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any awards granted under the Stock Issuance Program, namely:
                    (i) the Service period to be completed by the Participant or the performance objectives to be attained,
                    (ii) the number of installments in which the awards are to vest,
                    (iii) the interval or intervals (if any) which are to lapse between installments, and
                    (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.
               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested Common Shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Shares as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested Common Shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
               3. The Participant shall have full shareholder rights with respect to any Common Shares issued to the Participant under the Stock Issuance Program (for these purposes, shares to be issued upon settlement of a restricted stock unit award will not be issued until the award has actually been settled), whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.
               4. Should the Participant cease to remain in Service while holding one or more unvested Common Shares issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested Common Shares, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, unless the Plan Administrator provides otherwise, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.
               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested Common Shares (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the Common Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

               6. Outstanding restricted stock units under the Stock Issuance Program shall automatically terminate, and no Common Shares shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue Common Shares under outstanding awards in satisfaction of one or more outstanding restricted stock unit awards as to which the designated performance goals are not attained or satisfied. On the date set forth in the Stock Issuance Agreement, all unearned restricted stock units shall be forfeited to the Company.
               7. Upon meeting the applicable vesting criteria, the Participant shall be entitled to a payout of restricted stock units as specified in the Stock Issuance Agreement. Notwithstanding the foregoing, after the grant of restricted stock units, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such restricted stock units. Payment of earned restricted stock units shall be made as soon as practicable after the date(s) set forth in the Stock Issuance Agreement or as otherwise provided in the applicable Stock Issuance Agreement or as required by applicable laws. The Plan Administrator, in its sole discretion, may pay earned restricted stock units in cash, in Common Shares (which have an aggregate Fair Market Value equal to the value of the earned restricted stock units), or a combination thereof.
II. CORPORATE TRANSACTION/CHANGE IN CONTROL
          A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the Common Shares subject to those terminated rights and the awards issued under the Stock Issuance Program shall immediately vest in full (with all performance goals or other vesting criteria deemed achieved at target levels), in the event of any Corporate Transaction, except to the extent (i) the awards as to which those repurchase rights or other vesting criteria pertain are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.
          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program or while the awards under the Stock Issuance Program are unvested, to provide that those rights or awards shall automatically terminate in whole or in part, and the Common Shares subject to those terminated rights or awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.
III. SHARE ESCROW/LEGENDS
     Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FIVE
PERFORMANCE SHARE AND PERFORMANCE UNIT PROGRAM
I. PERFORMANCE UNITS AND PERFORMANCE SHARES
     Common Shares or cash may be issued under the Performance Share or Performance Unit Program through awards of performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. Each award granted hereunder shall be evidenced by an agreement in such form as the Plan Administrator shall determine which complies with the terms specified below.
          A. Grant of Performance Units/Shares. The Plan Administrator will have complete discretion in determining the number of performance units and performance shares granted to each Participant provided that during any calendar year.
          B. Value of Performance Units/Shares. Each performance unit will have an initial value that is established by the Plan Administrator on or before the date of grant. Each performance share will have an initial value equal to the Fair Market Value of a Common Share on the date of grant.
          C. Performance Objectives and Other Terms. The Plan Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as an Employee) in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the Participant. Each Award of performance units/shares will be evidenced by an agreement that will specify the Performance Period, and such other terms and conditions as the Plan Administrator, in its sole discretion, will determine. The Plan Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Plan Administrator in its discretion.
          D. Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a performance unit/share, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit/share.
          E. Form and Timing of Payment of Performance Units/Shares. Payment of earned performance units/shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in Common Shares (which have an aggregate Fair Market Value equal to the value of the earned performance units/shares at the close of the applicable Performance Period) or in a combination thereof.
          F. Cancellation of Performance Units/Shares. On the date set forth in the agreement evidencing the award, all unearned or unvested performance units/shares will be forfeited to the Company, and again will be available for grant under the Plan.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL
          A. All performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met with respect to performance shares and performance units in the event of any Corporate Transaction, except to the extent (i) those awards are assumed or an equivalent option or right substituted by the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the award Agreement.
          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested awards are granted or any time while such awards remain unvested and outstanding under the Performance Share or Performance Unit Program, to provide that those awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.
ARTICLE SIX
MISCELLANEOUS
I. TAX WITHHOLDING
          A. The Corporation’s obligation to deliver Common Shares upon the exercise or issuance of awards or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
          B. The Plan Administrator may, in its discretion, provide any or all holders of unexercised or unvested awards under the Plan with the right to use Common Shares in satisfaction of all or part of the minimum Withholding Taxes to which such holders become subject in connection with the exercise of their awards or the vesting or disposition of their shares issued pursuant thereto. Such right may be provided to any such holder in either or both of the following formats:
                    (i) Stock Withholding: The election to have the Corporation withhold, from the Common Shares otherwise issuable upon the exercise of such award, the vesting or issuance of such shares or upon disposition of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.
                    (ii) Stock Delivery: The election to deliver to the Corporation, at the time the award is exercised, the shares vest or are otherwise issued or upon disposition of the shares, one or more Common Shares previously acquired by such holder (other than in connection with the exercise of an award or stock vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

II. EFFECTIVE DATE AND TERM OF THE PLAN
     The Plan became effective on the Plan Effective Date and shall remain in effect until the earliest of (i) the tenth (10th) anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding awards in connection with a Corporate Transaction (unless the acquiror assumes the Plan in the transaction). Upon such Plan termination, all outstanding awards and unvested shares issued pursuant to awards shall continue to have force and effect in accordance with the provisions of the documents evidencing such awards.
III. AMENDMENT OF THE PLAN
     The Board or the Primary Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any shareholder approval which may be required pursuant to applicable laws or regulations; provided, however, that the Board or the Primary Committee may not, without shareholder approval, (i) increase the number of Common Shares authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the Plan. No amendment or modification shall adversely affect any rights and obligations with respect to awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification. The Board or the Primary Committee may modify or amend awards to reduce the exercise price of an award after it has been granted or cancel any outstanding award and immediately replace it with a new award with a lower exercise price, provided, that the per share exercise price of an award may never be less than Fair Market Value on the date of such modification or amendment.
IV. REGULATORY APPROVALS
          A. The implementation of the Plan, the granting of any award under the Plan and the issuance of any Common Shares pursuant to an award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the Common Shares issued pursuant to it.
          B. No Common Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal, state and Canadian provincial securities laws and all applicable listing requirements of any stock exchange (or national market system, if applicable) on which the Common Shares are then listed for trading.
V. USE OF PROCEEDS
     Any cash proceeds received by the Corporation from the sale of Common Shares under the Plan shall be used for general corporate purposes.
VI. NO EMPLOYMENT/SERVICE RIGHTS
     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX
     The following definitions shall be in effect under the Plan:
          A. Board shall mean the Corporation’s Board of Directors.
          B. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:
                    (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders, or
                    (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
          C. Code shall mean the Internal Revenue Code of 1986, as amended.
          D. Common Share shall mean a common share of the Corporation, without nominal or par value.
          E. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:
                    (i) a merger or consolidation or other transaction in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or
                    (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.
          F. Corporation shall mean Bycast Inc., and any corporate successor to all or substantially all of the assets or voting stock of Bycast Inc. which shall by appropriate action adopt the Plan.
          G. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

          H. Eligible Consultant shall mean a person, other than an Employee of the Corporation or of a related entity of the Corporation, that
                    (i) is engaged to provide services to the Corporation or a related entity of the Corporation, other than services provided in relation to a distribution,
                    (ii) provides the services under a written contract with the Corporation or a related entity of the Corporation, and
                    (iii) spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a related entity of the Corporation and may include (x) for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and (y) for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a related entity of the Corporation.
          I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          J. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
          K. Fair Market Value per Common Share on any relevant date shall be determined in accordance with the following provisions:
                    (i) If the Common Shares are at the time traded on a national market system, then the Fair Market Value shall be the closing selling price per Common Share on the date immediately preceding the date in question, as such price is officially quoted in the composite tape of transactions on such national market system or published in The Wall Street Journal. If there is no closing selling price for the Common Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
                    (ii) If the Common Shares are at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per Common Share on the date immediately preceding the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Shares, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Shares on the date immediately preceding the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
                    (iii) In the absence of an established market for the Common Shares, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

          L. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
          M. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).
          N. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
          O. Net Income means as to any Performance Period, the Corporation’s or a business unit’s income after taxes.
          P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
          Q. Optionee shall mean any person to whom an option is granted under the Plan.
          R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in, and has the power to direct the management and policies of, one of the other corporations in such chain.
          S. Participant shall mean any person who is issued an award under the Stock Appreciation Rights, Stock Issuance, or Performance Share and Performance Unit Programs.
          T. Performance Period means any fiscal year of the Corporation or such other period as determined by the Administrator in its sole discretion.
          U. Performance Share and Performance Unit Program shall mean the performance share and performance unit program in effect under Article Five of the Plan.
          V. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          W. Permitted Assign shall mean, for a person that is an Employee or an Eligible Consultant of the Corporation or of a related entity of the Corporation,
                    (i) a trustee, custodian, or administrator acting on behalf of, or for the benefit of the person,
                    (ii) a holding entity of the person,
                    (iii) a RRSP, RRIF, or TFSA of the person,
                    (iv) the spouse of the person,
                    (v) a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the person,
                    (vi) a holding entity of the spouse of the person, or
                    (vii) a RRSP, RRIF, or TFSA of the spouse of the person.
          X. Plan shall mean the Corporation’s 2010 Equity Incentive Plan, as set forth in this document.
          Y. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction; provided, however, that the Plan Administrator shall mean the Board to the extent required by applicable law in connection with grants under the Plan.
          Z. Plan Effective Date shall mean April 4, 2010 the date on which the Board adopted the Plan.
          AA. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders; provided, however, that the Primary Committee shall mean the Board to the extent required by applicable law in connection with grants under the Plan.
          BB. Secondary Committee shall mean a committee of Board members or of other individuals satisfying applicable laws appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.
          CC. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
          DD. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.
          EE. Stock Appreciation Rights Program shall mean the stock appreciation rights program in effect under Article Three of the Plan.
          FF. Stock Exchange shall mean the American Stock Exchange, the NASDAQ Stock Market or the New York Stock Exchange.
          GG. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of Common Shares or the grant of restricted stock units under the Stock Issuance Program.
          HH. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.
          II. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in, and has the power to direct the management and policies of, one of the other corporations in such chain.
          JJ. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
          KK. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes or source deduction obligations to which the holder of options or unvested Common Shares, or the Corporation (or any Parent or Subsidiary), becomes subject in connection with the exercise of those options, or the vesting of those shares or upon the disposition of shares acquired pursuant to an option or stock issuance.